SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004 (May 5, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On May 5, 2004, National HealthCare Corporation announced first quarter 2004 earning results. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: May 6, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated May 5, 2004

EXHIBIT 99

For release: May 5, 2004

Contact: Gerald Coggin, Sr. VP Corporate Relations

Phone: (615) 890-2020

NHC reports first quarter earnings up 15.5%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced earnings for the quarter ended March 31 of $3,953,000 or 34 cents per basic share compared to $3,423,000 or 30 cents per basic share for the same period last year, an increase of 15.5%

Revenues for the quarter increased 6% to $119,944,000 compared to $113,205,000 for the same period a year earlier. Our results for the quarter reflect continued strong census and census mix and low leverage.

The company has announced its intention to begin paying quarterly dividends. Our first quarterly dividend of 12.5 cents per share is to shareholders of record on April 30 and payable on June 10.

NHC provides services to 75 long-term health care centers with 9,252 beds. NHC also operates 32 homecare programs, six independent living centers and assisted living centers at 19 locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. NHC also provides accounting services for over 30 long-term healthcare centers and three assisted living centers. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us, including patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligation; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports first quarter earnings up 15.5%

Condensed Statements of Income
(in thousands, except share and per share	Three Months Ended March 31
	2004	2003
Revenues:
Net patient revenues	$106,698	$101,164
Other revenues	13,246	12,041
Net revenues	$119,944	$113,205

Costs and Expenses:
Salaries, wages and benefits	$65,989	$61,402
Other operating	33,475	32,098
Rent	10,489	10,381
Depreciation and amortization	3,064	3,055
Interest	253	564
Total costs and expenses	$113,270	$107,500

Income Before Income Taxes	6,674	5,705
Income Tax Provisions	(2,721)	(2,282)
Net Income	$3,953	3,423

Earnings Per Share:
Basic	$.34	.30
Diluted	$.33	.28

Weighted average common shares
Basic	11,663,80	11,596,535
Diluted	12,121,95	12,058,682

Balance Sheet Data	March 31	December 31
(in thousands)	2004	2003
Cash, restricted cash and marketable	$158,069	$155,427
Current assets	216,013	204,796
Total assets	370,700	352,393
Current liabilities	139,904	131,809
Long-term obligations	36,694	37,859
Deferred lease credits	6,051	6,245
Deferred revenue	27,171	24,641
Shareowners' capital	160,045	151,027